UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2021

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	NASDAQ	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

Closing of LiveArea Sale

As previously announced, on July 2, 2021, PFSweb, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Priority Fulfillment Services, Inc., a wholly-owned subsidiary of the Company (“PFS”), and RevTech Solutions India Private Limited, an indirect subsidiary of the Company, and Merkle Inc. and Dentsu Aegis Network India Private Limited (both such buyer entities being part of Dentsu International and together, “Merkle”), for the sale of the Company’s LiveArea business unit to Merkle (the “Transaction”).

The Transaction was successfully completed on August 26, 2021 for a total cash consideration of $250,000,000, subject to customary post-closing adjustments, estimated to result in net proceeds of approximately $185 million to $200 million, after consideration of estimated taxes and transaction related expenses, but before the pay down in full of the Company's senior financing facilities described in Item 1.02 of this Form 8-K.

In connection with the closing of the Transaction, the parties entered into an amendment to the Purchase Agreement, providing, among other things, for post-closing payment procedures for certain transaction related bonuses and payments. The amendment to the Purchase Agreement is filed herewith as Exhibit 2.1.

Amendment to Rights Agreement

On August 24, 2021, the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the “Rights Agent”), entered into Amendment No. 8 to Rights Agreement (the “Amendment”). The Amendment amends the Rights Agreement, dated as of June 8, 2000, between the Company and the Rights Agent, as amended by Amendment No. 1 thereto dated as of May 30, 2008, Amendment No. 2 thereto dated as of May 24, 2010, Amendment No. 3 thereto dated as of July 2, 2010, Amendment No. 4 thereto dated as of May 15, 2013, Amendment No. 5 thereto dated as of June 18, 2015, Amendment No. 6 thereto dated as of July 28, 2015, and Amendment No, 7 dated as of June 27, 2018 (collectively, as amended, the “Rights Agreement”).

The Amendment was approved by the Company’s stockholders at its 2021 Annual Meeting of Stockholders held on July 27, 2021. The Amendment extends the expiration date of the Rights Agreement to the close of business on the 30th day after the Company’s 2022 Annual Meeting of Stockholders unless continuation of the Rights Agreement is approved by the stockholders of the Company at that meeting. The Amendment to the Rights Agreement is filed herewith as Exhibit 3.1.

The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, a summary of the material terms of the Rights Agreement, as amended by the Amendment, together with the full text of the Rights Agreement, and each of Amendments Nos. 1 to 7 thereto, as set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on June 28, 2021.

Item 1.02 Termination of a Material Definitive Agreement
On August 26, 2021, the Company repaid in full all outstanding indebtedness and terminated all commitments and obligations under (i) its Credit Agreement, dated as of August 5, 2015 (as amended, the “Credit Agreement”), among PFS, the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto (the “Lenders”), and Regions Bank as Administrative Agent and Collateral Agent and (ii) its various equipment financing agreements with Regions Bank. The Company’s total payoff payment to the Lenders under the Credit Agreement and to Regions Bank under the equipment financing agreements was approximately $62.8 million, which satisfies all of the Company’s debt obligations thereunder. In connection with the repayment by the Company of the outstanding indebtedness, the Company and its subsidiaries were released from all guarantees, security interests, liens, and encumbrances under the Credit Agreement and the equipment financing agreements.
Item 3.03 Material Modification to Rights of Security Holders
The information set forth in Item 1.01 of this Form 8-K under the heading "Amendment to Rights Agreement" is incorporated herein by reference.
ITEM 5.02 Item Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 25, 2021, the Company and PFS entered into a Transaction Bonus Agreement with Mr. James Butler, Executive Vice President and President of LiveArea. Under the terms of the agreement, Mr. Butler is eligible to receive a cash bonus of $825,000 payable in equal installments over the next twelve months. The transaction bonus was contingent upon the closing the Transaction and is conditioned on Mr. Butler remaining employed with LiveArea, Inc. and/or Merkle for twelve months. In addition, as previously disclosed in the Company's Form 8-K filed with the SEC on July 6, 2021, the Company has agreed to pay a full gross up for all amounts payable pursuant to Mr. Butler's employment agreement (as amended) in the event such payments constitute "Parachute Payments" that will be subject to the excise tax. Accordingly, Mr. Butler will be paid approximately $683,000 in cash for such excise tax gross up commitment within 30 days of the closing of the Transaction.

The foregoing description of the Transaction Bonus Agreement with Mr. Butler does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Bonus Agreement, a copy of which is filed herewith as Exhibit 5.2 and is incorporated herein by reference. The previously disclosed transaction bonus arrangement for the Company’s other executive officers (Michael C. Willoughby (Chief Executive Officer), Thomas J. Madden (Chief Financial Officer), R. Zach Thomann (Executive Vice President and President of PFS Operations), and Stephanie DelaCruz (Chief Accounting Officer)) and relating to the LiveArea Transaction closing were entered into on substantially the same terms as the Mr. Butler’s, except for the bonus amounts as disclosed for each such other executive officer in the Company’s Form 8-K filed with the SEC on July 6, 2021.

As previously disclosed in the Company’s Form 8-K filed with the SEC on July 6, 2021, the Company’s Compensation Committee has also approved the payment of certain contingent transaction related bonuses payable in cash to Messrs. Willoughby, Madden and Thomann and Ms. DelaCruz based on a percentage of the total “transaction value” received by the Company upon a change in control of the Company in connection with its strategic alternatives initiative. A copy of the Transaction Bonus Agreement entered into between the Company and Mr. Willoughby relating to a change in control of the Company in connection with its strategic alternatives initiative is filed herewith as Exhibit 5.2.1. The Transaction Bonus Agreements entered into by the Company with Messrs. Madden and Thomann and Ms. DelaCruz relating to a change in control of the Company in connection with its strategic alternatives initiative were entered into on substantially the same terms as Mr. Willoughby’s, except for the bonus amounts as disclosed for each such other executive officer in the Company’s Form 8-K filed with the SEC on July 6, 2021.

ITEM 7.01 Regulation FD Disclosure

On August 27, 2021, the Company issued a press release announcing the completion of the sale of its LiveArea business unit. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Amendment to Stock Purchase Agreement, dated as of August 26, 2021, by and among PFSweb, Inc., Priority Fulfillment Services, Inc., RevTech Solutions India Private Limited, Merkle, Inc. and Dentsu Aegis Network India Private Limited.

3.1	Amendment No. 8 to Rights Agreement, dated as of August 24, 2021 between the Company and Comutershare Inc., as rights agent.
5.2	Transaction Bonus Agreement by and between PFSweb, inc., Priority Fulfillment Services, Inc. and James Butler, dated as of August 25, 2021.
5.2.1	Transaction Bonus Agreement by and between PFSweb, inc., Priority Fulfillment Services, Inc. and Michael Willoughby, dated as of July 2, 2021.
99.1	Press Release Issued August 27, 2021.
104	Cover Page Interactive Data file, formatted in Inline XBRL

Forward-Looking Information

This current report on Form 8-K contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” and “estimate” and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 and any subsequent amendments or quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the company and the Risk Factors described therein. The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: August 27, 2021	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer